SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2019

GRATITUDE HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-170715	27-1517938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11231 US Highway One

Suite 200

North Palm Beach, Fl. 33408

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (561) 227-2727

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GRTD	OTCQB

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 9, 2019, Mr. Jack Shea, a member of the board of directors of Gratitude Health, Inc., (the “Company”), resigned as a director of the Company, effective immediately. Mr. Shea’s resignation was not due to any disagreement related to the Company’s operations, policies or practices, financial status or financial statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRATITUDE HEALTH, INC.

/s/ Mike Edwards
Date: July 15, 2019	By: Mike Edwards Interim Chief Executive Officer

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